Exhibit (a)(3)

                                AIRBORNE, INC.

                               Offer to Purchase
                        Any and all of the Outstanding
                    5.75% Convertible Senior Notes Due 2007
                               of Airborne, Inc.
                    (CUSIP Numbers 009269AA9 and 009269AB7)
                                      And
                           Solicitation of Consents

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Subject to the terms and conditions set forth in the Offer to Purchase,
Consent Solicitation Statement and Change in Control Notice, the Tender Offer (as defined below) and withdrawal rights will expire at 11:59 p.m., New York City time, on November 19, 2003, unless extended (such time and date, as the same may be extended, the "Expiration Date"). The valid tender of Notes to the Tender Offer will constitute the giving of Consent with respect to such Notes. The valid withdrawal of tendered Notes from the Tender Offer will constitute the revocation of Consent with respect to such Notes and the valid revocation of Consent will constitute the withdrawal of the related Notes from the Tender Offer. Holders may not deliver Consents without tendering the related Notes to the Tender Offer or revoke Consents delivered in the Tender Offer without withdrawing the related Notes from the Tender Offer. Airborne is not offering any separate or additional payment for Consents in the Tender Offer from the payment for the Notes themselves. Notes tendered and Consents delivered in the Tender Offer may be withdrawn and revoked at any time prior to the Expiration Date.
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                                                          November 5, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         Enclosed for your consideration is an Offer to Purchase, Consent Solicitation Statement and Change in Control Notice (as it may be amended or supplemented from time to time, the "Statement") and a related Consent and Letter of Transmittal (as it may be amended or supplemented from time to time, the "Consent and Letter of Transmittal") relating to Airborne, Inc.'s ("Airborne") offer (the "Tender Offer") to purchase any and all of its outstanding 5.75% Convertible Senior Notes due 2007 (the "Notes") for, at the election of the holder of the Notes (each, a "Holder"), either:

     o a cash payment of $1,080 per $1,000 principal amount of Notes (the "All Cash Consideration"); or

     o a cash payment of $988.65 plus 42.7599 shares of common stock, par value $0.01, of ABX Air, Inc. ("ABX Air") per $1,000 principal amount of Notes (the "Cash and Stock Consideration"), with cash paid in lieu of fractional shares;

in each case plus accrued and unpaid interest to, but excluding, the Acceptance Date (as defined below). In addition, as a part of the Tender Offer, Airborne is soliciting (the "Solicitation") consents (the "Consents") to the proposed amendments (the "Proposed Amendments") to the registration rights agreement relating to the Notes. All capitalized terms used herein but not otherwise defined shall be ascribed the same meanings to such terms as in the Statement.

         Airborne's obligation to accept for purchase and pay for Notes validly tendered and not withdrawn in the Tender Offer is subject to the conditions set forth in the Statement. The effectiveness of the Proposed Amendments is conditioned upon the receipt of Consents from Holders of at least a majority in aggregate principal amount of Registrable Securities (as defined in the Registration Rights Agreement) (the "Requisite Consents"). If the conditions to the Tender Offer set forth in the Statement are not satisfied or waived by Airborne, Airborne will not be obligated to accept for purchase or to pay for any Notes, tendering Holders will not receive the Tender Offer Consideration and any Notes previously tendered will be returned to the tendering Holders. If the Requisite Consents are not received, the Proposed Amendments will not become operative.

         To the extent it is legally permitted to do so, Airborne reserves the right (i) to waive any and all conditions to the Tender Offer, except that the receipt of the Requisite Consents may not be waived for purposes of effecting the Proposed Amendments, (ii) to extend or terminate the Tender Offer or (iii) to otherwise amend the Tender Offer in any respect. All conditions to each of the Tender Offer are more fully described in the Statement under the caption "The Tender Offer -- Principal Terms of the Tender Offer."

         Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, promptly following the Expiration Date, Airborne will purchase, by accepting for purchase, and will promptly pay for all Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer, such payment to be made by the deposit of immediately available funds by Airborne with Deutsche Bank Trust Company Americas, the depositary for the Offers (the "Depositary"), and will instruct ABX Air to issue the shares of its common stock, if any, that are due to Holders that elect to receive the Cash and Stock Consideration. The date on which Notes are accepted for purchase under the Tender Offer is herein referred to as the "Acceptance Date."

         In the event that the Tender Offer is withdrawn or otherwise not completed, the Tender Offer Consideration will not be paid or become payable to Holders who have validly tendered their Notes in connection with the Tender Offer and the Proposed Amendments will not become effective. In any such event, any Notes previously tendered will be returned to the tendering Holder.

         We are asking you to contact your clients for whom you hold Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Notes registered in their own name. You will be reimbursed by Airborne for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

         Enclosed is a copy of each of the following documents for forwarding to your clients:

         1. Offer to Purchase, Consent Solicitation Statement and Change of Control Notice, dated October 15, 2003, as amended November 5, 2003.

         2. A Consent and Letter of Transmittal for your use in the Tender Offer and the Solicitation and for the information of your clients.

         3. A printed form of letter that may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Tender Offer.

         DTC participants will be able to execute tenders and deliver Consents through the DTC Automated Tender Offer Program.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS. NOTES TENDERED AND CONSENTS DELIVERED PURSUANT TO THE TENDER OFFER MAY BE VALIDLY WITHDRAWN AND REVOKED, SUBJECT TO THE PROCEDURES DESCRIBED IN THE STATEMENT, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

         Please refer to "The Tender Offer -- Procedures for Tendering Notes and Delivering Consents in the Tender Offer" in the Statement for a description of the procedures that must be followed to tender Notes in the Tender Offer.

         Additional copies of the enclosed materials may be obtained from the Information Agent for the Tender Offer, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, telephone (collect) (212) 269-5550 or (toll free)
(888) 887-0082.

                                            Very truly yours,

                                            AIRBORNE, INC.


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

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT FOR AIRBORNE, THE DEALER MANAGER, THE SOLICITATION AGENT, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE TENDER OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE STATEMENT AND THE CONSENT AND LETTER OF TRANSMITTAL.


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